UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2006

Mercury Interactive Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043
(Address of Principal Executive Offices)

(Registrant's Telephone Number, Including Area Code)
(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On January 8, 2006, Mercury Interactive Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shark Corporation, a wholly owned subsidiary of the Company, Systinet Corporation (“Systinet”) and Warburg Pincus Private Equity VIII, L.P., as the representative of Systinet’s stockholders. Pursuant to the terms of the Merger Agreement, the Company has agreed to acquire Systinet through the merger of Shark Corporation with and into Systinet, with Systinet surviving as a wholly owned subsidiary of the Company (the “Merger”).

The Company has agreed to pay, to the holders of Systinet stock, warrants and vested options, cash consideration equal to $105,000,000, plus the aggregate exercise price of all vested and unexercised Systinet options and warrants, minus certain of Systinet’s net liabilities at closing, each to be calculated in accordance with the provisions of the Merger Agreement. In addition, the Company has agreed to assume unvested Systinet options, which will be converted into options to purchase Company common stock at an exchange ratio based in part on the per share merger consideration. The parties have also agreed to establish an escrow arrangement pursuant to which $10,750,000 of the merger consideration will be held in escrow for a period of 18 months as security for any adjustment to the merger consideration as a result of the net liabilities calculation and for Systinet’s indemnity obligations under the Merger Agreement.

The Merger Agreement also contains other provisions, covenants, representations and warranties made by the Company and Systinet that are typical in transactions of this size, type and complexity.

The Merger is expected to close in the first quarter of 2006. Consummation of the Merger is subject to regulatory approvals and other customary conditions. As a result, there can be no assurances that the Merger will be completed or as to the timing thereof. The Merger Agreement contains termination rights for both the Company and Systinet, including a provision allowing either party to terminate the Merger Agreement if the Merger has not been consummated by March 31, 2006.

A copy of the press release issued by the Company on January 9, 2006 announcing the above-mentioned transaction is furnished as Exhibit 99.1 to this Current Report.

Item 2.02.	Results of Operations and Financial Condition.

On January 11, 2006, the Company issued a press release announcing selected preliminary financial results for the fourth quarter and year ended December 31, 2005. A copy of the press release, dated as of January 11, 2006, is furnished as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The information in this section of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are furnished herewith:

99.1	Press release dated January 9, 2006
99.2	Press release dated January 11, 2006

These exhibits are furnished with this Current Report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 11, 2006	MERCURY INTERACTIVE CORPORATION

By: /s/ David J. Murphy

Name: David J. Murphy
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press release dated January 9, 2006
99.2	Press release dated January 11, 2006